Exhibit 10.2
Certain information in this exhibit identified by brackets has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

AMENDMENT TO THE GOOGLE MAPS MASTER AGREEMENT - PLATFORM RIDES AND DELIVERIES SOLUTION SERVICE SCHEDULE
This amendment (“Amendment”) is entered into by Google LLC, whose principal place of business is at 1600 Amphitheatre Parkway, Mountain View, CA 94043, USA (“Google”); and Uber Technologies, Inc., with offices at 1515 Third Street, San Francisco, CA 94158 ("Customer”). This Amendment is effective on the date signed by Google below.
INTRODUCTION

(A)Customer and Google are parties to the Google Maps Master Agreement with an Effective Date of July 13, 2020, which includes the Google Maps Platform Rides and Delivery Solution Services Schedule (the “Services Schedule”) and Order Form with an Effective Date of July 13, 2020, (collectively, the “Agreement”).

(B)The parties wish to amend the Services Schedule.

AGREED TERMS

1.Definitions. The Agreement’s defined terms apply to this Amendment.
2.Section 11.4(b) (Effects of Termination) of the General Terms. Section 11.4(b) of the Services of the Services Schedule is hereby amended and restated:

(b) Rides and Deliveries Order Form. If the Google Maps Platform Rides and Deliveries Order Form terminates or expires, then, Customer must delete any cached Google Maps Content and any content based on or derived from that Google Maps Content except as expressly permitted in Appendix 3 (Caching Solution) and Appendix 4 (Content Usage Framework) of the Rides and Deliveries Services Schedule, provided that all obligations and restrictions related to such cached data in Appendix 3 and Appendix 4 apply to the cached data for as long as Customer caches the data.

3.Section 12 (Survival) of the Services Schedule. Section 12 of the Services Schedule is hereby amended to read:

“Survival. The following sections of this Services Schedule will survive expiration or termination of this Services Schedule: Section 3 (Data Use, Protection, and Privacy), Section 4 (Intellectual Property Ownership), Section 5 (Third-Party Legal Notices and License Terms), Section 9 (Benchmarking), Section 14 (Additional Definitions), Appendix 3 (Caching Solution) and Appendix 4 (Content Usage Framework).”

4.Section 14 (Additional Definitions) of the Services Schedule.

4.1[***]

4.2[***]

4.3[***]

4.4[***]

4.5[***]

4.6[***]

4.7[***]

5.Appendices 3 and 4. The Agreement’s Appendixes 3 (Caching Solution) and 4 (Content Usage Framework) are deleted and are each replaced in its entirety with Appendix 3 (Caching Solution), Appendix 4 (Content Usage Framework), attached hereto, respectively.

6.General. The Agreement remains in full force and effect except as modified by this Amendment.  To the extent the Agreement and this Amendment conflict, this Amendment governs.  The Agreement’s governing law and dispute resolution provisions also apply to this Amendment.

Signed by the parties’ authorized representatives on the dates below.

Google	Customer
By: /s/ Philipp Schindler	By: /s/ Jennifer Vescio
Name: Philipp Schindler	Name: Jennifer Vescio
Title: Authorized Signatory	Title: Head of Business Development
Date: 2022.02.09	Date: February 9, 2022

Appendix 3: Caching Solution

[***]

Appendix 4 (Content Usage Framework)

[***]